UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

May 5, 2009 (April 30, 2009)

COVENTRY HEALTH CARE, INC.

(Exact name of registrant as specified in its charter).

Delaware	1-16477	52-2073000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6705 Rockledge Drive, Suite 900, Bethesda, Maryland 20817

(Address of principal executive offices) (Zip Code)

(301) 581-0600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre–commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre–commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.05 – Costs Associated with Exit or Disposal Activities

                 On April 30, 2009, the Board of Directors of Coventry Health Care, Inc. (the "Company") agreed with Management’s plan to not renew the Company’s Medicare Advantage Private Fee For Service ("PFFS") product effective for the 2010 plan year. The Company considered a number of factors in determining to not renew its PFFS product, including the profitability of this product in light of federal reimbursement rates and medical cost trends, as well as the Company's intention to focus on other lines of business.  On May 1, 2009, the Company notified the Centers for Medicare and Medicaid Services of its intention to cease offering PFFS products. This non-renewal will take effect at the end of the term of this current year, December 31, 2009.

                  Currently, it is not anticipated that the costs and related cash expenditures associated with the Company’s developing exit plan will be material. Once the exit plan is finalized, the Company will disclose the estimated costs related to non-renewing of its PFFS product offering, if material.

                  The Company remains committed to its Medicare Advantage Coordinated Care network product and Part D products.

Signature

                   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENTRY HEALTH CARE, INC.

By: /s/ Shawn M. Guertin
Shawn M. Guertin
Executive Vice President, Chief Financial Officer and Treasurer
Dated: May 5, 2009